Exhibit 10.20
MYRIANT CORPORATION
2011 Omnibus Incentive Plan
(As Amended and Restated Effective January 1, 2011)
ARTICLE 1
Background And Purpose
     1.1 Background. This 2011 Omnibus Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Unrestricted Shares, and other equity-based awards.
     1.2 Purpose. The purposes of the Plan are (a) to attract, reward and retain highly competent persons as Employees, Directors, and Consultants; (b) to provide additional incentives to such Employees, Directors, and Consultants by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the business of the Company.
     1.3 Eligibility. Employees, Consultants, and Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may only be granted to Employees.
     1.4 Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings set forth below.
          (a) “Affiliate” means any entity that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company owns a “controlling interest” in such entity within the meaning of Code Section 409A.
          (b) “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, or other equity-based awards.
          (d) “Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan (which may, but need not be executed, at the discretion of the Committee). Each Award Agreement shall be subject to the terms and conditions of the Plan.
          (e) “Beneficiary” means the individual designated by a Participant to receive payments upon the death of the Participant. To be effective, a beneficiary designation must be in writing on a form approved by the Committee and filed with the Committee.
          (f) “Board” means the Board of Directors of the Company.

          (g) “Cause”, as used in connection with the termination of a Participant’s employment or service, means (1) with respect to any Participant employed under a written employment agreement with an Employer which agreement includes a definition of “cause,” “cause” as defined in that agreement, or (2) with respect to any other Participant, any of the following:
          (i) The failure of the Participant to perform any of his or her material duties to the Employer, including, without limitation, a breach of an Employer’s code of conduct, conflict of interest or other material employment policies;
          (ii) The Participant is convicted of or takes a plea of nolo contendere for a felony or a crime involving moral turpitude;
          (iii) Any act or omission to act by the Participant (other than the Participant’s resignation or retirement) that would reasonably be likely to have the effect of injuring the reputation, business or business relationships of an Employer;
          (iv) Acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving an Employer; or
          (v) A breach of the terms of any confidentiality agreement, non-competition agreement and non-solicitation agreement or any other agreement between the Participant and an Employer, after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement.
The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan. For purposes of this definition, the term “Cause” is not limited to events that have occurred before a Participant’s termination of employment or service, as applicable, nor is it necessary that the Committee’s finding of “Cause” occur prior to such termination of employment or service, as applicable.
          (h) “Class A Common” means the Class A Common Stock, $0.00001 par value per share, of the Company.
          (i) “Class B Common” means the Class B Common Stock, $0.00001 par value per share, of the Company.
          (j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall include any regulations or other guidance of general applicability promulgated under such section, and shall further include any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.
          (k) “Committee” means the Board or, if designated by the Board to administer the Plan, the Compensation Committee of the Board. With respect to any decision relating to an Executive Officer, the Committee shall consist solely of two or more Directors who are disinterested within the meaning of Rule 16b-3 promulgated under of the Exchange Act.

          (l) “Common Stock” means the Common Stock, $0.00001 par value per share, of the Company.
          (m) “Company” means Myriant Corporation, a Delaware corporation, or any successor thereto.
          (n) “Consultant” means any (i) natural person, including an advisor, (ii) sole proprietorship of a natural person, or (iii) an entity (such as an LLC) which is taxed as a sole proprietor for federal income tax purposes, engaged by the Company or an Affiliate to render bona fide services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity.
          (o) “Deemed Liquidation Event” shall be the first to occur of any one of the following events:
                    (i) a merger or consolidation in which
          (1) the Company is a constituent party, or
          (2) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this definition of “Deemed Liquidation Event”, all Shares issuable upon the exercise of Options outstanding immediately prior to such merger or consolidation or upon conversion of any other convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding Shares are converted or exchanged); or
                    (ii) the acquisition by any person or group, other than holders of capital stock of the Company on January 13, 2011, of a majority of the voting power of the outstanding shares of capital stock of the Company (other than a financing transaction, the proceeds of which are paid to the Company and not directly or indirectly to any stockholders of the Company including but not limited to an initial public offering); or
                    (iii) the sale, lease, transfer, or other disposition, in a single transaction or series of related transactions, by the Company and its subsidiaries of all or substantially all the assets of the Company and its subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or;
                    (iv) the sale or transfer of all of the Company’s and its subsidiaries’ right, title and interest in and to, or encumbrance of title to (other than through a license), all material IP of the Company and its subsidiaries, other than licensing transactions in the ordinary course of business of the Company or its subsidiaries such as corporate partnering and commercial licensing transactions. “IP” shall mean all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, know-how, design, domain names, rights to apply for registration of any of the foreign, and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, proprietary information, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted. Notwithstanding the foregoing, this subparagraph (iv) shall not apply to any Awards granted after May 27, 2011.
Notwithstanding the foregoing, unless otherwise determined in a specific case by majority vote of the Board, a Deemed Liquidation Event shall not occur unless as a result of the occurrence of any such events, the stockholders of the Company receive cash and/or securities; provided, however, that this limitation shall not apply on and after the Company’s initial public offering. In addition, unless otherwise determined in a specific case by majority vote of the Board, a Deemed Liquidation Event shall not be deemed to have occurred solely because (i) the Company, (ii) a subsidiary, (iii) any one or more members of the executive management of the Company or their affiliates, (iv) any employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary or (v) any combination of the persons referred to in the preceding clauses (i) through (iv) becomes the actual or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least 50% of the combined voting power of the voting securities of the Company then outstanding after giving effect to such acquisition.
          (p) “Director” means a member of the Board.
          (q) “Disability” or “Disabled” means (1) with respect to any Participant employed under a written employment agreement with an Employer which agreement includes a definition of “disability,” “disability” as defined in that agreement, or (2) with respect to any other Participant, a condition under which a Participant —
          (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or
          (ii) has, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering Employees of an Employer.

The Committee shall determine both whether Disability has occurred and the date of its occurrence. For the purpose of determining Disability, the Committee may require a Participant to be examined by a physician selected or approved by the Committee.
     (r) “Effective Date” means the date of approval of the Plan by the Board; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders within twelve (12) months of such date.
     (s) “Employee” means any person whom the Company or any Affiliate classifies (or has classified) as an employee or former employee (including an officer) for employment tax purposes, whether or not that classification is correct. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
     (t) “Employer” means the Company or any Affiliate for whom a Service Provider is performing services.
     (u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (v) “Executive Officer” means an individual who meets the functional definition of an “executive officer” (as defined by Rule 3b-7 under the Exchange Act) with respect to the Company.
     (w) “Fair Market Value” means, as of any date, the value of a Share as determined by the Committee, in its discretion, subject to the following:
                    (i) Except as otherwise determined by the Committee (or in the case of a cashless exercise pursuant to Section 5.4(d)), if, on such date, Shares are listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be the closing price of a Share as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Shares, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If the relevant date does not fall on a day on which Shares have traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
                    (ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a Share on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a Share, any other reasonable basis using actual transactions involving Shares as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee, in the case of Options granted in connection with the Registration Date, may also determine the Fair Market Value upon the average closing price for Shares during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or Stock Appreciation Right, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period. The

Committee may vary its method of determining Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
          (x) “Good Reason” means (1) with respect to any Participant employed under a written employment agreement with an Employer which agreement includes a definition of “good reason,” “good reason” as defined in that agreement, or (2) with respect to any other Participant, the occurrence of one of the following conditions without the Participant’s consent:
          (i) A material adverse change in the nature or scope of the Participant’s responsibilities, authorities, powers, functions or duties;
          (ii) A material reduction in the Participant’s base salary, except for across-the-board salary reductions similarly affecting all, or substantially all, similarly-situated employees; or
          (iii) The relocation of the offices at which a Participant is principally employed to a location more than fifty (50) miles from such offices.
Notwithstanding the foregoing, the conditions described immediately above in (i)-(iii) shall not give rise to a termination by the Participant for Good Reason, unless the Participant has notified the Employer in writing within sixty (60) days of the initial occurrence of such condition, the Employer has failed to correct the condition within thirty (30) days after the Employer’s receipt of such written notice, and the Participant actually terminates employment or service with the Employer within 90 days of the initial occurrence of the condition.
          (y) “Grant Date” means the date on which the Committee makes the determination granting an Award or such other date as is determined by the Committee, provided that in the case of an Incentive Stock Option, the Grant Date shall be the later of the date on which the Committee makes the determination granting such Incentive Stock Option or the date of commencement of the Participant’s employment relationship with the Company.
          (z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.
          (aa) “Initial Public Offering” means a firm commitment underwritten public offering of common equity securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.
          (bb) “Non-Qualified Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.
          (cc) “Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Option.
          (dd) “Participant” means the holder of one or more outstanding Awards, or the Shares issuable or issued upon the exercise of such Awards, under the Plan.

          (ee) “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.
          (ff) “Period of Restriction” means the period during which Restricted Shares, the remuneration underlying Restricted Share Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.
          (gg) “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance—based compensation” under Section 162(m) of the Code. The Committee shall designate any Qualified Performance—Based Award as such at the time of grant.
          (hh) “Registration Date” shall mean the date on which the Company sells its Shares in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.
          (ii) “Restricted Shares” mean Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.
          (jj) “Restricted Share Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.
          (kk) “Retirement” means a termination of employment or service, as applicable, by a Service Provider when the Service Provider has attained age 65 with 10 years of employment or service, as applicable, with an Employer; it being understood that if a Service Provider’s employment or service is terminated for Cause at the time that he or she has satisfied the age and service requirements set forth herein, in no event shall such Service Provider’s employment or service be deemed to have been terminated due to Retirement.
          (ll) “Securities Act” means the Securities Act of 1933, as amended and the rules promulgated thereunder.
          (mm) “Service Provider” means an Employee, Director, or Consultant of Employer.
          (nn) “Share” means a share of the Company’s Common Stock, par value $0.00001 per share.
          (oo) “Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the Grant Date, as described in Article 6 of the Plan.
          (pp) “Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

          (qq) “Transition Period” shall mean the period beginning with the Registration Date and ending as of the earlier of (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs, and (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).
          (rr) “Unrestricted Shares” means Shares that are awarded pursuant to Article 7 of the Plan.
ARTICLE 2
Share Limits
     2.1 Shares Subject to the Plan.
          (a) Share Reserve. Awards may be made under the Plan for up to an aggregate of 4,189,130 Shares. In addition, the share reserve shall be increased annually on January 1st from 2012 through 2016 by an amount equal to the lesser of (1) two million (2,000,000) Shares, (2) five percent (5%) of the outstanding Shares of the Company as of the December 31st preceding such date, or (3) such lesser amount determined by the Board. The share increase described in the immediately preceding sentence shall be subject to adjustment under Section 2.2 of the Plan. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.
          (b) Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by tender of Shares under Section 5.4(b), or if the Company’s tax withholding obligation is satisfied by withholding Shares under Section 11.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the net number of Shares actually issued upon such exercise.
          (c) Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.
          (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another corporation (an “Acquired Corporation”) in connection with a merger, consolidation or similar transaction involving such Acquired Corporation and the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a).

          (e) Incentive Stock Option Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 14,189,130 Shares, subject to adjustment as provided in Section 2.2.
          (f) Maximum Awards. The number of Shares that may be granted in the form of any type of Award under this Plan in a single Tax Year to a Participant may not exceed 500,000 Shares, subject to adjustment as provided in Section 2.2 below, and excluding any Substitute Awards or other Awards described in this Section 2. For avoidance of doubt, the maximum limit described in the immediately preceding sentence shall separately apply to Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Other Equity Awards under Article 9 below. In addition, the maximum Performance Award opportunity that may be granted in any fiscal year and payable in cash to a Participant is $2 million, excluding any Substitute Awards or other Awards described in Section 2.1(d) above.
     2.2 Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares), including a Deemed Liquidation Event, occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:
          (a) proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including annual increases to the share reserve, specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards appropriate to any outstanding Awards, or
          (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are given advance written notice or (v) a combination of the foregoing, which may vary among Participants.
The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per Share amount payable upon or in respect of such event over the exercise price of the Award. The Committee’s determination with respect to any adjustments under this Section 2.2 shall be final and conclusive. The Committee may act under this Section 2.2 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.2(a) above shall nevertheless be made.
ARTICLE 3
Plan Administration
     3.1 Administrator. The Plan shall be administered by the Committee.
     3.2 Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to designate an Affiliate as a participating employer pursuant to Section 13.1 of the Plan; (c) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (d) to determine the number of Shares to be covered by each Award granted hereunder; (e) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (f) to approve forms of Award Agreements; (g) to determine and amend, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (h) to construe and interpret the terms of the Plan and Award Agreements; (i) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (j) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 13.2 of the Plan; (k) to authorize withholding arrangements pursuant to Section 11.7(b) of the Plan; (l) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award granted by the Committee; (m) to accelerate the vesting of an Award; (n) to determine the treatment of Awards in connection with any adjustment described under Section 2.2 of the Plan; (o) to amend any Award after the Grant Date, including, but not limited to, the exercise price for an Option, and (p) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.
     3.3 Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee, or if an Award is subject to Section 409A, in a manner that complies with Section 409A. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.
     3.4 Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.
     3.5 Delegation to Executive Officers. To the extent permitted by Applicable Law, the Committee may delegate to one or more Executive Officers the powers: (a) to designate Service Providers who are not Executive Officers or Directors as eligible to receive awards under the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers or Directors. Any such delegation by the Committee shall include a limitation as to the amount and type of Awards that may be granted during the period of the delegation and shall contain guidelines as to permissible grant dates for awards, the determination of the exercise price of any Option or SAR and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee delegatee or delegatees that were consistent with the terms of the Plan.
     3.6 Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.
ARTICLE 4
Vesting And Performance Objectives
     4.1 General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for an Employer for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.
     4.2 Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise or unless otherwise determined by the Committee.
     4.3 Performance Objectives.
          (a) Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. Performance Objectives may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Performance Objectives with respect to any Award may include any one or more of the following financial and/or Operational Objectives or combination thereof, as established by the Committee in its sole discretion, which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:
          (i) Increasing the Company’s net sales;
          (ii) Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share);
          (iii) Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit;
          (iv) Achieving a target return on the Company’s (or an Affiliate’s) sales, revenues, capital, assets, or stockholders’ equity;
          (v) Maintaining or achieving a target level of appreciation in the price of the Shares;
          (vi) Increasing the Company’s (or an Affiliate’s) market share to a specified target level;
          (vii) Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;
          (viii) Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;
          (ix) Achieving specified reductions in costs or targeted levels in costs;
          (x) Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;
          (xi) Achieving a level of cash flow;
          (xii) Introducing one or more products into one or more new markets;
          (xiii) Acquiring a prescribed number of new customers in a line of business;
          (xiv) Achieving a prescribed level of productivity within a business unit;

          (xv) Completing specified projects within or below the applicable budget;
          (xvi) Completing acquisitions of other businesses or integrating acquired businesses;
          (xvii) Expanding into other markets;
          (xviii) Scientific or regulatory achievements;
          (xix) Implementation, completion or attainment of measurable objectives with respect to research, development, patents, inventions, products, projects or facilities and other key performance indicators; and
          (xx) Similar objectives as may be determined by the Committee from time to time.
          (b) Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than ninety (90) days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Shares that otherwise would be due upon the attainment of the Performance Objective(s).
          (c) Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied.
          (d) Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.
ARTICLE 5
Stock Options
     5.1 Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.
     5.2 Type of Option.
          (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option.

          (b) Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.2 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.
     5.3 Limitations.
          (a) Maximum Term. No Option shall have a term in excess of ten (10) years measured from the Grant Date. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), the term of such Incentive Stock Option shall not exceed five years measured from the Grant Date.
          (b) Minimum Exercise Price. Subject to Section 2.2(b) of the Plan, the exercise price per Share of an Option shall be determined in the sole discretion of the Committee and shall not be less than 100% of the Fair Market Value per Share on the Grant Date. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), subject to Section 2.2(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the Grant Date.
          (c) $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan, or any other plan of the Company or any Affiliate), Options having a value in excess of $100,000 shall be treated as Non-Qualified Options. For purposes of this Section 5.3(c), Fair Market Value shall be measured as of the Grant Date and Incentive Stock Options shall be taken into account in the order in which they were granted consistent with Applicable Law.
          (d) 10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.
     5.4 Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), and (d) below.
          (a) Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.
          (b) Tender of Shares. Consideration may be paid by the tendering of other Shares to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered in exchange for Shares issued under the Plan may not be Restricted Shares at the time they are tendered. The Committee shall determine acceptable methods for tendering Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering Shares, such Shares shall be valued at their Fair Market Value on the date of tender.
          (c) Broker-Assisted Cashless Exercise. Subject to the Committee’s approval and further subject to the Shares being actively traded on a securities exchange, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company. A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date. Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price and any applicable withholding taxes due. Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.
          (d) Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.
     5.5 Exercise of Option.
          (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) and satisfaction of any applicable tax withholding obligations with respect to which the Option is exercised in accordance with Section 11.7(b) of the Plan.
          (b) Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option.
          (c) Limitations on Exercise of Option. Notwithstanding the terms of any Award Agreement to the contrary, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of an Option with respect to any or all Participants (including those whose employment or service with the Company has been terminated) to the extent that it determines that doing so is required or desirable in order to comply with applicable securities laws, provided that, if any blackout period occurs, the term of the Option shall not expire until the earlier of (i) thirty (30) days after the blackout period ends, or (ii) the Option’s expiration date; provided, however, if the Option expires prior to the end of the blackout period, the Company makes a cash payment to each affected Participant within thirty (30) days thereafter in an amount equal to the Black-Scholes value of the Option immediately before its expiration to the extent then vested and exercisable. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved the Company.
     5.6 Termination of Relationship as a Service Provider.
          Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with an Employer, as applicable, is terminated before exercise of an Option, the following rules shall apply:
               (a) Generally. An Option may be exercised after the date of the Participant’s termination of employment or service, as applicable, only to the extent that the Option was vested as of the date of such termination. Any Option not vested at the time of a Participant’s termination of employment or service, as applicable, shall terminate and the Shares underlying such Option shall revert to the Plan and become available for future Awards. An Option may not be exercised after the expiration of one of the periods described below in (b) through (f) or after the expiration of the Term of such Option as set forth in the Award Agreement.
               (b) Termination without Cause or for Good Reason. If a Participant’s employment or service, as applicable, is terminated by an Employer without Cause or by the Participant for Good Reason, the Participant may exercise the vested portion of a Non-Qualified Option for up to ninety (90) days following the Participant’s termination of employment or service, as applicable.
               (c) Termination upon death, Disability or Retirement. If a Participant’s employment or service, as applicable, is terminated due to his or her death, Disability, or Retirement, the Participant (or the Participant’s Beneficiary) may exercise the vested portion of a Non-Qualified Option for up to one (1) year after the date of the Participant’s termination of employment or service, as applicable.
               (d) Termination for Cause. If the Participant’s termination of employment or service, as applicable, is terminated by an Employer for Cause, no portion of any unvested Option may be exercised, and any vested Option will immediately expire and be forfeited upon such termination.
               (e) Other Terminations. Upon any other termination of employment or service, as applicable, other than for the reasons set forth in subsections (a) through (d) above, the Participant may exercise the vested portion of the Option for up to thirty (30) days after the date of the Participant’s termination of employment or service, as applicable.
               (f) Incentive Stock Options. The time periods for exercising Incentive Stock Options shall be as prescribed by the Code.

ARTICLE 6.
Stock Appreciation Rights
     6.1 Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right shall be as determined by the Committee and shall be stated in the Award Agreement. Except as otherwise provided by the Committee, all Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right. All stock appreciation rights that may be settled in Shares shall be counted against the number of Shares available for issuance under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs.
     6.2 Exercise of Stock Appreciation Right.
           (a) Minimum Exercise Price. Subject to Section 2.2(b) of the Plan, the per Share base amount of a Stock Appreciation Right shall be determined in the sole discretion of the Committee and shall not be less than 100% of the Fair Market Value per Share on the Grant Date.
           (b) Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.
           (c) Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right.
ARTICLE 7
Restricted Shares; Unrestricted Shares
     7.1 Terms of Restricted Shares. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, the purchase price paid for such Shares (if any), and other conditions and limitations applicable to each Award of Restricted Shares shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Restricted Shares shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
          (a) Transferability. Except as provided in this Article 7, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
          (b) Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Shares as it may deem advisable or appropriate, including, but not limited to, achieving Performance Objectives under Article 4.

          (c) Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 11.5 of the Plan, Restricted Shares covered by an Award made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.
     7.2 Terms of Unrestricted Shares. Subject to the provisions of the Plan, the number of Shares granted, the purchase price paid for such Shares (if any), and other conditions and limitations applicable to each Award of Unrestricted Shares shall be as determined by the Committee and shall be stated in the Award Agreement.
     7.3 Voting Rights. During the Period of Restriction, Service Providers holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement. Service Providers holding Unrestricted Shares granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
     7.4 Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Restricted Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. Service Providers holding Unrestricted Shares granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement.
          (a) Unless otherwise provided by the Committee, if any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent), if any, as the Restricted Shares or Unrestricted Shares with respect to which they were paid.
          (b) If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Shares or Unrestricted Shares, in which case they shall be accumulated during the Period of Restriction (if applicable) and paid or forfeited when the related Restricted Shares or Unrestricted Shares vest or are forfeited, as the case may be. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. Unless otherwise set forth in an applicable Award Agreement, no cash dividend or distribution be paid later than 2 1/2 months after the Tax Year in which the dividend or distribution becomes nonforfeitable.
ARTICLE 8
Restricted Share Units
     8.1 Terms of Restricted Share Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Share Units shall be as determined by the Committee and shall be stated in the Award Agreement. The Committee, in its sole discretion, may impose such other restrictions on Restricted Share Units as it may deem advisable or appropriate, including, but not limited to, achieving Performance Objectives under Article 4.
     8.2 Settlement of Restricted Share Units. Subject to Section 11.5 of the Plan, unless otherwise provided in an Award Agreement, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2 1/2 months after the end of the Tax Year in which the Period of Restriction ends.
     8.3 Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Share Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Share Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Share Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Share Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2 1/2 months after the Tax Year in which the record date for the dividend or distribution occurs.
ARTICLE 9
Other Equity-Based Awards
     9.1 Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including deferred stock units, Unrestricted Shares, the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Article 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Article 9.
ARTICLE 10
Termination Of Service
     10.1 Effect of Termination of Service on Awards; Forfeiture.
          (a) The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to be a Service Provider prior to the end of a performance period, Period of Restriction or the exercise, vesting or settlement of such Award. Unless otherwise determined by the Committee if, with respect to any

Award, (a) a Participant’s termination of employment or service, as applicable, occurs before the end of the Period of Restriction or the vesting date applicable to such Award (or the applicable portion of such Award) or (b) any Performance Objectives are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such Performance Objectives, then all such then unvested and/or unearned Awards shall be forfeited by the Participant.
          (b) Awards under the Plan shall not be affected by the change of a Participant’s status within or among the Company and any Affiliate, so long as the Participant remains a Service Provider. For purposes of the Plan and any Award hereunder, if an entity that the Service Provider is employed by or otherwise providing services to ceases to be an Affiliate, a Participant shall be deemed to terminate employment or service, as applicable, on the date of the entity’s change in status, unless the Participant continues as a Service Provider in respect of the Company or another Affiliate (after giving effect to the change in status).
ARTICLE 11
Additional Terms of Awards
     11.1 No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
     11.2 No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with any Employer, nor shall it interfere in any way with the Participant’s right or an Employer’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.
     11.3 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
     11.4 Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Non-Qualified Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

     11.5 Conditions on Delivery of Shares and Lapsing of Restrictions.
          (a) The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval by the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.
          (b) A Participant shall not be entitled to receive Shares under the Plan under the Participant executes and delivers to the Company one or more of the following documents as required by the Company: that certain Voting Agreement, as amended from time to time, by and among the Company and the parties named therein; that certain Investor Rights Agreement, as amended from time to time, by and among the Company and the parties named therein; that certain Right of First Refusal and Co-Sale Agreement, as amended from time to time, by and among the Company and the parties named therein; and any other agreement imposing terms generally applicable to other similarly-situated shareholders of the Company, and delivery to the Company of such executed agreements. Any Shares issued pursuant to the Plan shall be non-transferable except as may be set forth in the Plan.
     11.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     11.7 Withholding.
          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.
          (b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

     11.8 Repurchase of Shares.
          (a) Upon any termination of a Participant’s employment or service with an Employer, the Company will be entitled to repurchase at the Company’s election all or any of the Shares held by a Participant (whether or not previously acquired by the Participant in connection with the exercise of an Option or SAR or upon settlement of any other Award) (the “Repurchase Option”). If the Company elects to exercise the Repurchase Option with respect to Shares held by any Participant pursuant to this Section 11.8, it shall deliver written notice (the “Repurchase Notice”) to such Participant to such effect within one (1) year after the occurrence of the event giving rise to the Repurchase Option.
          (b) The repurchase price (the “Repurchase Price”) for a Participant’s Shares to be repurchased (the “Surrendered Securities”) shall be the Fair Market Value of such Surrendered Securities on the date of termination of employment or service; provided that in the case of a termination of a Participant’s employment or service by an Employer for Cause, the Repurchase Price shall be the lesser of the Fair Market Value of the Surrendered Securities on the date of termination of employment or service and the original exercise price (or other amount paid with respect to an Award, if any, in the case of Awards other than Options and SARs) paid for such Surrendered Securities or the Fair Market Value of such Surrendered Securities on the original date of purchase, as applicable.
          (c) (i) Within ten (10) business days after the Repurchase Price for the Surrendered Securities has been determined, the Company shall send a notice to such holder of the Surrendered Securities setting forth the consideration to be paid for such securities and the time and place for the closing of the transaction, which date shall not be more than twenty (20) days nor less than five (5) days after the delivery of such notice. At such closing, the holder of the Surrendered Securities shall deliver all certificates (if any exist) evidencing the Surrendered Securities to be repurchased to the Company, and the Company shall pay for the Surrendered Securities to be repurchased pursuant to the Repurchase Option by delivery of a (i) check, (ii) wire transfer, (iii) a three-year note bearing interest at the short-term applicable federal rate (as determined on the same date the Repurchase Price is determined) in the aggregate amount of the Repurchase Price for such securities.
          (ii) The Company shall be entitled to receive customary representations and warranties from such holder that he or she is the record and beneficial owner of the Surrendered Securities free and clear of any liens, and that he or she will transfer and deliver valid title to such securities free and clear of any liens.
          (d) Notwithstanding anything to the contrary contained in this Plan, all repurchases of Surrendered Securities by the Company shall be subject to applicable state and federal laws and regulations and, to the extent applicable, the Company’s debt and equity financing agreements. If any of the foregoing prohibits (in the discretion of the Company) the repurchase of Surrendered Securities which are otherwise permitted or required hereunder, the time periods provided in this Section 11.8 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

          (e) In the event the Company delivers a Repurchase Notice to a Participant but does not elect to repurchase all Shares held by such Participant, the Shares held by such Participant which the Company has not elected to repurchase in the Repurchase Notice shall no longer be subject to the Repurchase Option.
          (f) The Company’s rights under this Section 11.8 shall terminate on a Deemed Liquidation Event or upon a Qualified Public Offering.
     11.9 Market Stand-Off. Each Participant hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to an initial public offering registration and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 11.9 shall be applicable to the Participants only if all officers, Directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Shares (after giving effect to conversion into Shares of all outstanding Class A Common Stock and Class B Common Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 11.9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 11.9 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Participants and other stockholders subject to such agreements, based on the number of shares subject to such agreements.
     11.10 Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, rights of the Company to repurchase Shares or Shares underlying Awards, provisions with respect to the treatment and/or forfeiture of Awards in the event that a Participant breaches any confidentiality, non-competition, non-solicitation or other restrictive covenant, and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent, and may make other changes to the terms and conditions of Awards.
     11.11 Accelerated Vesting upon a Deemed Liquidation Event. Except as otherwise determined by the Committee in accordance with Section 2.2(b) and as set forth in an applicable Award Agreement or under a Participant’s employment agreement with the Employer, in the event an Employer (or a successor) terminates a Participant’s employment without Cause or a Participant terminates his employment for Good Reason, in either case, within a twelve (12) month period following a Deemed Liquidation Event, (a) all outstanding Stock Options and Stock Appreciation Rights held by such Participant shall become vested and exercisable; (b) all restrictions on Restricted Shares and Restricted Share Units held by such Participant shall lapse; and (c) all other equity-based Awards and cash Awards held by such Participant, shall vest and be delivered or paid, as applicable, and Restricted Share Units held by such Participant shall be settled. Notwithstanding the foregoing and except as otherwise set forth in an applicable Award Agreement or under a Participant’s employment agreement with the Employer, in the event a Participant holds an Award that is subject to vesting conditions based on the Company’s performance, there shall be no accelerated vesting or lapse in vesting restrictions due solely to the Deemed Liquidation Event. All determinations hereunder shall be made by the Committee in its sole discretion.
     11.12 Non-Competition and Non-Solicitation Covenants. The Participant’s prior execution of an Employee Noncompetition, Nonsolicitation, Inventions and Confidentiality Agreement (or similar agreement) and confirmation of Participant’s obligations thereunder is a material inducement for the Company’s grant of any Award under the Plan. Shares awarded under the Plan shall be subject to forfeiture as a result of the Participant’s violation of any Employee Noncompetition, Nonsolicitation, Inventions and Confidentiality Agreement (or similar agreement), regardless of whether such agreement is later determined to be unenforceable.
     11.13 Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify. The provisions of this Section 11.13 shall only be applicable following the initial public offering of the Company.
     11.14 Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

ARTICLE 12
Term, Amendment, and Termination of Plan
     12.1 Term of Plan. The Plan shall become effective on the Effective Date.
     12.2 Termination. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of Board approval of the Plan; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) an earlier date determined by the Board pursuant to its authority under Section 12.3 of the Plan.
     12.3 Amendment. Subject to Section 12.4 of the Plan, the Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
     12.4 Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
ARTICLE 13
Miscellaneous
     13.1 Participation by Affiliates. An Affiliate may become a participating employer by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, an Affiliate shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. Any Affiliate may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants who are employed by, or performing services for, an Affiliate shall be solely the liabilities of that Affiliate.
     13.2 Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
     13.3 Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.
     13.4 Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.
     13.5 Expenses. The costs of administering the Plan shall be paid by the Company.
     13.6 Severability. If any provision of the Plan, an Award or an Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
     13.7 No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).
     13.8 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     13.9 Complete Statement of Plan. This document is a complete statement of the Plan.
     13.10 Compliance with Section 162(m).
               (a) Transition. Notwithstanding any other provision of this Plan to the contrary, prior to the Registration Date and during the Transition Period, the provisions of this Plan requiring compliance with Section 162(m) of the Code for Awards intended to qualify as “performance-based compensation” shall only apply to the extent required by Section 162(m) of the Code. This Plan is intended to be subject to the relief set forth in Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly during the Transition Period.
               (b) Shareholder Approval. Awards that are intended to be issued as Qualified Performance-Based Awards after the end of the Transition Period shall be subject to majority stockholder approval under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. All Qualified Performance-Based Awards and the provisions hereunder applicable to such Awards shall be interpreted consistent with the requirements of Section 162(m).
[Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf this ____ day of _________ 2011, by its duly authorized officer, effective as of that same date.
MYRIANT CORPORATION

By:
Stephen J. Gatto, President and Chief Executive Officer

Witness:

By: